 Table of Contents

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-80450, 333-91863 and 333-126924) and Form S-3 (Nos. 333-128160, 333-39365, 333-3526 and 33-99736) of Tanger Factory Outlet Centers, Inc. of our report dated March 3, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations as discussed in Note 20, as to which the date is August 8, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K of Tanger Factory Outlet Centers, Inc. dated August 9, 2006.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 9, 2006

Table of Contents

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-80450, 333-91863 and 333-126924) and Form S-3 (Nos. 333-128160, 333-39365, 333-3526 and 33-99736) of Tanger Properties Limited Partnership of our report dated March 3, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations as discussed in Note 18, as to which the date is August 8, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K of Tanger Properties Limited Partnership dated August 9, 2006.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 9, 2006